                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 8, 1998
         --------------------------------------------------------------


                       MEDIALINK WORLDWIDE INCORPORATED
         --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
         --------------------------------------------------------------
                           (State of Incorporation)


                                     0-21989
         --------------------------------------------------------------
                           (Commission File Number)


                                   52-1481284
         --------------------------------------------------------------
                     (IRS Employer Identification Number)


                  708 Third Avenue, New York, New York 10017
         --------------------------------------------------------------
                   (Address of principal executive offices)


                                  212-682-8300
         --------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

Item 2.           Acquisition or Disposition of Assets.

                  On July 8, 1998 (the "Closing"), Medialink Worldwide Incorporated ("Medialink"), a Delaware corporation, entered into a Share Purchase Agreement (the "Agreement") with Stuart Maister, Alan M. Greenberg and the other shareholders of Tempest T.V. Limited (collectively, the "Shareholders") to acquire all of the outstanding common shares of Tempest T.V. Limited, d/b/a The London Bureau ("The London Bureau"). The London Bureau, a British corporation, is a producer of corporate video for use by British broadcasters. Medialink will continue to conduct the business previously conducted by The London Bureau in a similar manner as part of its Medialink International Division.

                  Pursuant to the terms of the Agreement, the maximum aggregate purchase price to be paid to the Shareholders shall be up to (pound)3,799,575 (approximately US $6,250,000 using the spot exchange rate for July 8, 1998 as reported in The Wall Street Journal on July 9, 1998 of $US 1.645/(pound)), exclusive of payments of (pound)295,000 under the Deeds of Covenant, as hereinafter described. Pursuant to the terms of the formula set forth in the Agreement, the aggregate purchase price payable under the Agreement may include certain additional payments based on the revenues and net profits of the International Division of Medialink earned during the three years commencing July 1, 1998. Pursuant to the terms of the Agreement, the initial purchase price of (pound)1.00 million (approximately US $1.65 million) was paid to the Shareholders as follows: (pound)620,000 (approximately US $1.02 million) in cash and the issuance of 31,206 shares of Medialink's common stock valued at (pound)380,000 (approximately US $625,000) (the "Shares"). The consideration received by the Shareholders at the Closing in connection with the Agreement was arrived at after arms length negotiation among unrelated parties. The number of shares issued and delivered to the Shareholders was determined based on a value of $20.15 per share. The source of funds for the acquisition of The London Bureau was the working capital of Medialink. The Shares were newly issued shares of the common stock of Medialink.

                  In connection with the transaction, Medialink entered into Deeds of Covenant with terms of four and three years with Stuart Maister and Alan M. Greenberg, respectively. In consideration of such Shareholders' covenants not to compete with Medialink, as set forth in the Deeds of Covenant, the Shareholders received payments aggregating (pound)295,000 (approximately US $485,000). In addition, Medialink entered into a four year executive service agreement with Stuart Maister (the "Executive Service Agreement"). The Executive Service Agreement provides for payments of (pound)75,000 (approximately US $123,000), per annum, subject to annual increases plus bonus based on certain profitability goals, as defined in the Executive Service Agreement.

                  Pursuant to the terms of the Agreement, Medialink granted to the Shareholders certain demand registration rights with respect to the Shares.

Item 7.           Financial Statements and Exhibits.

                  (a)      Financial Statements of Business Acquired.

                           It is impracticable to provide the required financial statements of the business acquired at the present date. The required financial statements of the business acquired shall be filed no later than September 21, 1998.

                  (b)      Pro Forma Financial Information.

                           It is impracticable to provide the required pro forma financial information of The London Bureau at the present date. The required pro forma financial information shall be filed no later than September 21, 1998.

                  (c)      Exhibits.
                  ------------------    -------------------------------------
                    Exhibit Number      Description

                    2.1* Share Purchase Agreement by and among Medialink and the Shareholders

                    28.1* Deed of Covenant by and between Medialink and Stuart Maister

                    28.2* Deed of Covenant by and between Medialink and Alan M. Greenberg

                    28.3* Executive Service Agreement by and between Medialink and Stuart Maister

                    28.4* Deed of Tax Covenant by and between Medialink and the Shareholders

* - To be filed by amendment

The undersigned Registrant hereby agrees to furnish supplementally to the Commission a copy of any omitted schedule to the Agreement upon request.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         MEDIALINK WORLDWIDE INCORPORATED


                                         By: /s/ Laurence Moskowitz
                                             ----------------------
                                             Laurence Moskowitz,
                                             President, Chief Executive Officer
                                             and Chairman of the Board


Dated:     July 23, 1998